Exhibit 99.1

Byrna Technologies Promotes John Brasseur to Chief Operating Officer and

Raises Production Target to 18,000 Launchers per Month

ANDOVER, Mass., April 25, 2024 – Byrna Technologies Inc. (“Byrna” or the “Company”) (Nasdaq: BYRN), a personal defense technology company specializing in the development, manufacture, and sale of innovative less-lethal personal security solutions, today announced the promotion of John Brasseur to Chief Operating Officer and provided an update on its production plans.

John Brasseur, who joined Byrna in July of last year as Vice President of New Product Development, has been promoted to Chief Operating Officer where he will oversee Supply Chain, Global Production, Engineering, and New Product Development. With a 12-year tenure at Sig Sauer where he led the launch of globally renowned handguns, Mr. Brasseur’s extensive experience positions him uniquely to drive operational excellence and strategic growth at Byrna. Under his leadership, Byrna has successfully increased manufacturing capacity by 44%, from 10,000 to 14,400 launchers per month from January through March 2024. His efforts in SKU rationalization and cost reduction on SD and LE launchers are expected to yield financial benefits throughout the remainder of the year. He has also overseen the design completion of the Byrna CL (Compact Launcher), setting the stage for this innovative product’s launch in 2025.

“I am honored to step into the role of Chief Operating Officer at Byrna and continue to ensure new product developments, supply chain, and production operations keep pace with the growing demand created from our effective marketing efforts,” said John Brasseur. “Our planned increase in production capacity to 18,000 units per month by May 2024 will allow us to meet run-rate demand and ensure we are well-stocked for the upcoming holiday shopping season.”

Bryan Ganz, CEO of Byrna, stated, “John’s proven expertise in product development and operational leadership is crucial as Byrna approaches significant growth milestones. His ability to manage our production increase to 18,000 launchers per month, oversee the execution of a multisource plan for ammo and piece parts, and drive continuous design upgrades for cost reductions positions us strongly for the future. He will also play a key role in the timely release of the Byrna CL in 2025.”

Byrna's production ramp-up began with a scale to 12,500 units in January 2024, reaching 14,400 by March, and is projected to hit 16,300 in April. This initiative aims not only to satisfy the rising demand but also to ensure ample stock availability for the holiday season and beyond.

About Byrna Technologies Inc.

Byrna is a technology company specializing in the development, manufacture, and sale of innovative less-lethal personal security solutions. For more information on the Company, please visit the corporate website here or the Company's investor relations site here. The Company is the manufacturer of the Byrna® SD personal security device, a state-of-the-art handheld CO2 powered launcher designed to provide a less-lethal alternative to a firearm for the consumer, private security, and law enforcement markets. To purchase Byrna products, visit the Company's e-commerce store.

Forward- Looking Statements

This news release contains "forward-looking statements" within the meaning of the securities laws. All statements contained in this news release, other than statements of current and historical fact, are forward-looking. Often, but not always, forward-looking statements can be identified by the use of words such as "plans," "expects," "intends," "will," "anticipates," and "believes" and statements that certain actions, events or results "may," "could," "would," "should," "might," "occur," or "be achieved," or "will be taken." Forward-looking statements in this news release include, but are not limited to, statements indicating that the Company will expand its market reach or increase sales. Forward-looking statements include descriptions of currently occurring matters which may continue in the future. Forward-looking statements are not, and cannot be, a guarantee of future results or events. Forward-looking statements are based on, among other things, opinions, assumptions, estimates, and analyses that, while considered reasonable by the Company at the date the forward-looking information is provided, inherently are subject to significant risks, uncertainties, contingencies, and other factors that may cause actual results and events to be materially different from those expressed or implied.

Any number of risk factors could affect our actual results and cause them to differ materially from those expressed or implied by the forward-looking statements in this news release, including, but not limited to, potential cancellations of existing or future orders including as a result of any fulfillment delays, introduction of competing products, negative publicity, or other factor, changes in the markets for security products and non-lethal defense technology could have a material adverse impact on our business, financial condition and results of operations, The order in which these factors appear should not be construed to indicate their relative importance or priority. We caution that these factors may not be exhaustive; accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results. Investors should carefully consider these and other relevant factors, including those risk factors in Part I, Item 1A, ("Risk Factors") in our most recent Form 10-K, should understand it is impossible to predict or identify all such factors or risks, should not consider the foregoing list, or the risks identified in our SEC filings, to be a complete discussion of all potential risks or uncertainties, and should not place undue reliance on forward-looking information. The Company assumes no obligation to update or revise any forward-looking information, except as required by applicable law.

Investor Contact:

Tom Colton and Alec Wilson
Gateway Group, Inc.
949-574-3860
BYRN@gateway-grp.com